Exhibit 21.1

                               RADISYS CORPORATION

                              LIST OF SUBSIDIARIES


                                                  Jurisdiction of
                   Subsidiary                      Incorporation
        ---------------------------------    ------------------------

        RadiSys International                     Oregon
        RadiSys K.K.                              Japan
        Radisys G.m.b.H.                          Germany
        RadiSys B.V.                              Netherlands
        RadiSys International Sales Corp.         Barbados
        RadiSys SARL                              France
        RadiSys UK Limited                        United Kingdom